Exhibit 5.1

DLA Piper LLP (US) 650 South Exeter Street Suite 1100 Baltimore, MD 21202-4576 www.dlapiper.com T 410.580.3000 F 410.580.3001

February 16, 2024

Getty Realty Corp.

Two Jericho Plaza, Suite 110

Jericho, New York 11753

Re:	Issuance of Up to $350,000,000 of Shares of Common Stock

Ladies and Gentlemen:

We have served as counsel to Getty Realty Corp., a Maryland corporation (the “Company”), in connection with (a) the sale from time to time of up to $350,000,000 of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to the terms of the Distribution Agreement, dated as of February 24, 2023 as amended by Amendment No. 1 to the Distribution Agreement, dated February 16, 2024 (collectively, and as may be further amended from time to time, the “Distribution Agreement”), by and among the Company and each of J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, BofA Securities, Inc., Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, BTIG, LLC, Nomura Global Financial Products, Inc., Nomura Securities International, Inc., Capital One Securities, Inc., Citizens JMP Securities, LLC, TD Securities (USA) LLC and The Toronto-Dominion Bank, and (b) the separate Master Forward Confirmations, dated as of February 24, 2023 (the “Initial Master Forward Confirmations”), by and among the Company and each of JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., and The Toronto-Dominion Bank and the separate Master Forward Confirmations, dated as of February 16, 2024, by and among the Company and each of Robert W. Baird & Co. Incorporated, Citizens JMP Securities, LLC and Nomura Global Financial Products, Inc. (and together with the Initial Master Forward Confirmations, the “Master Forward Confirmations”).

The Shares have been registered on a Registration Statement on Form S-3 (Registration No. 333-276399), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 5, 2024 (the “Registration Statement”).

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Registration Statement;

(b)

the prospectus supplement, dated February 16, 2024, filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the base prospectus, dated January 5, 2024 (collectively, the “Prospectus”);

Getty Realty Corp.

February 16, 2024

(c)	executed copies of the Distribution Agreement and the Master Forward Confirmations;

(d)

the Articles of Incorporation of the Company, together with all amendments and supplements thereto filed through the date hereof (the “Charter”), as certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), and by the Secretary of the Company to be in effect on the date hereof;

(e)	the Bylaws of the Company, as amended and restated to the date hereof (the “Bylaws”), as certified by the Secretary of the Company to be in effect on the date hereof;

(f)

resolutions adopted by the Board of Directors of the Company (the “Board”) on December 22, 2023, relating to the filing of the Registration Statement, and February 21, 2023 and February 13, 2024, relating to, among other matters, (i) the offering and sale of the Shares, (ii) the authorization of the execution, delivery and performance by the Company of the Distribution Agreement, and (iii) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Distribution Agreement, as certified by the Secretary of the Company to be in effect on the date hereof (collectively, the “Resolutions”)

(g)	a good standing certificate for the Company, dated as of February 14, 2023, issued by the SDAT (the “Good Standing Certificate”); and

(h)	an executed copy of the certificate of the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters therein; and

(i)	such other documents as we have deemed necessary or appropriate to enable us to express the opinions set forth below.

In examining the Documents, we have assumed, without independent investigation, the genuineness and validity of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of the Documents, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

We further assume that:

(a)	The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article VI of the Charter.

Getty Realty Corp.

February 16, 2024

(b)	The Company will not issue any shares of Common Stock other than the Shares.

(c)

The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Distribution Agreement will be authorized and approved by the Board or the Authorized Officers in accordance with and not in violation of the Maryland General Corporation Law (the “MGCL”), the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof and, upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	The Company is a corporation validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

(2)

The Shares have been duly authorized and, when and to the extent issued against payment therefor in accordance with the Corporate Proceedings and the terms of the Distribution Agreement, will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The opinion in paragraph (1) with respect to the existence and good standing of the Company is based solely on the Good Standing Certificate.

(b)

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(c)

We do not express any opinion herein concerning any law other than the MGCL (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Getty Realty Corp.

February 16, 2024

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”) and supplements our opinion dated January 5, 2024 previously filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)